Exhibit (h)(10)(ii)

AMENDMENT TO
TRANSFER AGENCY SERVICES AGREEMENT

AMENDMENT made as of the 3rd day of November 2015, between each entity that has executed this Amendment, as listed on the signature page hereto (each, the “Company”) and SunGard Investor Services LLC (the “Service Provider”), assignee of Citi Fund Services Ohio, Inc., to the Transfer Agency Services Agreement dated March 31, 2015, between each Company and Service Provider (as previously amended and in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, Service Provider and each Company wish to enter into this Amendment to the Agreement to revise the list of Funds; and

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, each Company and the Service Provider hereby agree as follows:

1. Amendments.

(a) All references to Citi shall mean Service Provider

(b) Schedule A is deleted and replaced with the attached Schedule A.

2. Representations and Warranties.

(a) Each Company represents (i) that it has full power and authority to enter into this Amendment, (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Company (the “Board”), and (iii) that the Board has approved this Amendment.

(b) Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3. Miscellaneous.

(a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment), shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

HSBC FUNDS		HSBC ADVISOR FUNDS TRUST

By:	/s/ Richard A. Fabietti	By:	/s/ Richard A. Fabietti
Name:	Richard A. Fabietti	Name:	Richard A. Fabietti
Title:	President	Title:	President

HSBC PORTFOLIOS		SUNGARD INVESTOR SERVICES LLC

By:	/s/ Richard A. Fabietti	By:	/s/ Fred Naddaff
Name:	Richard A. Fabietti	Name:	Fred Naddaff
Title:	President	Title:	Managing Director

SCHEDULE A

TO THE TRANSFER AGENCY SERVICES AGREEMENT

Dated as of November 3, 2015

Funds

HSBC Portfolios
1.	HSBC Growth Portfolio
2.	HSBC Opportunity Portfolio

HSBC Advisor Funds Trust
1.	HSBC Opportunity Portfolio

HSBC Funds
1.	HSBC Emerging Markets Debt Fund

2.	HSBC Emerging Markets Local Debt Fund

3.	HSBC Frontiers Market Fund

4.	HSBC Total Return Fund

5.	HSBC Asia ex-Japan Smaller Companies Equity Fund

6.	HSBC Growth Fund

7.	HSBC Opportunity Fund

8.	HSBC Prime Money Market Fund

9.	HSBC U.S. Government Money Market Fund

10.	HSBC U.S. Treasury Money Market Fund

11.	HSBC Aggressive Strategy Fund

12.	HSBC Balanced Strategy Fund

13.	HSBC Moderate Strategy Fund

14.	HSBC Conservative Strategy Fund

15.	HSBC Income Strategy Fund

16.	HSBC BRIC Equity Fund

17.	HSBC China Equity Fund

18.	HSBC India Equity Fund

19.	HSBC Global High Income Bond Fund

20.	HSBC Global High Yield Bond Fund

21.	HSBC Economic Scale Index Emerging Markets Equity Fund

22.	HSBC Global Equity Volatility Focused Fund